                                                ACTIVE LINK COMMUNICATIONS, INC.
                                                                     FORM 10-KSB
                                                                EXHIBIT 10 (1.1)

                                 PROMISSORY NOTE


$2,611,871.07                                           Du Page County, Illinois
(PRINCIPAL AND INTEREST AMOUNT AS OF APRIL 30, 2002)    May 28, 2002


1.       AGREEMENT TO PAY.

         FOR GOODS AND VALUE RECEIVED IN THE AMOUNT OF $2,611,871.07 under a certain Certified Master VAR Agreement by and between PC Solutions of Illinois, Inc., now known as Mobility Concepts, Inc., a Wisconsin corporation (hereinafter referred to from time-to-time as "MC") and Fujitsu Personal Systems, Inc., now known as Fujitsu PC Corporation, a California corporation (hereinafter referred to from time-to-time as "FPC") executed by the parties on January 8, 1999 and January 14, 1999 respectively, which is hereby incorporated by reference and made a part hereof, and for other goods and value received by MC from FPC under other purchase agreements and purchase orders, MC, Timothy Ells, and Tamara Ells (hereinafter referred to from time-to-time as "Co-Makers") unconditionally promise to pay to FPC (hereinafter referred to as "Payee") the amount of $2,611,871.07 plus interest at the rate of 18% per annum on the remaining balance until a payment of $500,000.00 is made on or before June 7, 2002 (or ten days thereafter if Co-Makers exercise that extension at their discretion), and then at 6% per annum on the remaining balance until June 7, 2003, or until the remaining balance is paid. Payments shall be credited first to interest accrued and owing, and then to unpaid principal.

2.       PAYMENT SCHEDULE.

         MC, Timothy Ells, and Tamara Ells shall make payments on this Note by wire-transfer or in any other reasonable manner acceptable to Payee, at Payee's sole discretion, as follows and with a grace period of five business days:

         A.       June 7, 2002:                                                  $500,000.00
                  (or 10 days thereafter if an extension is necessary)

         B.       The 7th of each month through and until June 7, 2003           $100,000.00

         C.       December 7, 2002                                               $500,000.00

         D.       June 7, 2003                                             Remaining Balance

THIS NOTE MAY BE PREPAID IN WHOLE OR IN PART AT ANY TIME WITHOUT PENALTY.

3.       CHARACTER OF OBLIGATION.

         As an inducement to Payee to forbear the collection of the principal amount due and interest thereon owing from Co-Makers to Payee and for value received, Co-Makers hereby unconditionally and absolutely guarantee the prompt and full payment and performance of all terms of this Note.

4.       EVENTS OF DEFAULT.

         The occurrence of any one of the following events shall constitute an "Event of Default." Upon the occurrence of any Event of Default, Payee shall have all the rights and privileges contained in the Confession of Judgment provision of this Note.

         A. Failure of Co-Makers to pay any installment payable under Par. 2 of this Note within five business days from the date when due;

         B. The death or legal incompetency of one or more of the Co-Makers;

         C. Any one or more of the Co-Makers become unable to pay their debts as they mature;

         D. Any one or more of the Co-Makers make an assignment for the benefit of creditors;

         E. Any one or more of the Co-Makers file petitions in bankruptcy or are adjudicated bankrupt or insolvent, or file a petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future applicable federal, state or other statute or law.

         F. Any one or more of the Co-Makers seek or consent to or acquiesce in the appointment of a trustee, receiver or liquidator of all or any substantial part of their respective property.

5.       REMEDIES.

         Upon the occurrence of any Event of Default, at the election of Payee, and without notice, the principal balance remaining unpaid under this Note, and all unpaid interest accrued thereon and any other amounts due hereunder, shall be and become immediately due and payable in full. Failure to exercise this option shall not constitute a waiver of the right to exercise same in the event of any subsequent Event of Default. Payee shall not, by any act of omission or commission, be deemed to waive any of its rights, remedies or powers hereunder or otherwise unless such waiver is in writing and signed by an officer of Payee, and then only to the extent specifically set forth therein. The rights, remedies and powers of the Payee as provided in this Note are cumulative and concurrent, and may be pursued singly, successively, or together against any one or more of the Co-Makers, all at the sole discretion of Payee.




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

6.       WAIVER OF RIGHTS.

         MC, Timothy Ells, and Tamara Ells, hereby waive freely and voluntarily any and all defense, counterclaim, and set-off that they may have in connection with this Note. Co-Makers further waive any right to a jury trial in connection with this matter. Co-Makers further acknowledge they have been represented by counsel in connection with this Note. Co-Makers further waive any right or obligation of arbitration that may exist under any agreement of the parties in connection with performance of this Note or the indebtedness evidenced by this Note.

7.       GOVERNING LAW.

         This Note shall be governed and controlled as to validity, enforcement, interpretation, construction, and effect, and in all other respects, by the laws of the State of Illinois without reference to rules governing choice of law.

8.       VENUE AND SERVICE OF PROCESS.

         Co-Makers agree that all actions or proceedings in any way arising out of or related to this Note will be litigated in courts having situs in the County of Cook, Illinois, including the United States District Court for the Northern District of Illinois. Co-Makers hereby consent and submit to the jurisdiction and venue of the United States District Court for the Northern District of Illinois or the Circuit Court of Cook County. For purposes of service of process to enforce this Note, Co-Makers irrevocably appoint Attorney John Lee, currently of the law firm of Ross & Hardies, 150 N. Michigan Ave., Chicago, Illinois, as their attorney-in-fact and authorized agent for acceptance and receipt of service of process

9.       ACKNOWLEDGEMENT

         CO-MAKERS ACKNOWLEDGE THAT THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION THAT CONSTITUTES A WAIVER OF IMPORTANT RIGHTS THAT THEY MAY HAVE AND THAT ALLOWS PAYEE TO OBTAIN A JUDGMENT AGAINST THEM WITHOUT FURTHER NOTICE.

10.      CONFESSION OF JUDGMENT.

         Co-Makers and each of them hereby acknowledge and confess judgment against each of them and in favor of Payee for the unpaid amount of this Note. Co-Makers and each of them hereby irrevocably authorize and empower any attorney-at-law to appear in any court of record and to confess judgment against them for the unpaid amount of this Note as evidenced by an affidavit signed by an officer of Payee setting forth the amount then due, plus attorneys' fees as provided in the Note, plus costs of suit, and to release all errors, and waive all rights of appeal. If a copy of this Note, verified by an affidavit, shall have been filed in the proceeding, it will not be necessary to file the original as a warranty of attorney. Co-Makers waive the right to any stay of execution and the benefit of all exemption laws now or hereinafter in effect. No single exercise of the foregoing warrant and power to confess judgment will be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void; but the power will continue undiminished and may be exercised from time to time as Payee may elect until all amounts owing on this Note have been paid in full.



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

11.      TIME OF THE ESSENCE.

         Time is of the essence to this Note and failure to timely perform is a material default.

12.      WARRANTY.

         Co-Makers warrant that a true and correct copy of a corporate resolution authorizing the execution of this Note has been provided to FPC.

13.      ATTORNEYS' FEES.

         MC, Timothy Ells, and Tamara Ells agree to pay all costs, expenses, and reasonable attorneys' fees paid or incurred by Payee in connection with any collection or enforcement proceedings, including defenses or counterclaims, regarding this Note.

14.      JOINT AND SEVERAL LIABILITY.

         The obligations and liabilities of MC, Timothy Ells, and Tamara Ells under this Note are joint and several, and shall be binding upon and enforceable against each Co-Maker and its, his, or her respective successors and assigns. This Note shall inure to the benefit of and may be enforced by Payee and its successors and assigns.

15.      SEVERABILITY.

         If any provision of this Note is held by an administrative agency or court of competent jurisdiction to be illegal, invalid or unenforceable, such provision shall be fully severable. The effect of such holding shall be confined to the provision held to be illegal, invalid or unenforceable, and shall not impair or invalidate the remainder of this Note.

16.      OTHER GENERAL AGREEMENTS.

         A. This Note is a business Note that comes within the purview of
Section 205/4, paragraph (1)(c) of Chapter 815 of the Illinois Compiled Statutes, as amended. Co-Makers agree that the Note is an exempted transaction under the Truth In Lending Act, 15 U.S.C., Section 1601, et seq.

         B. This Note may not be changed or amended orally but only by an instrument in writing signed by the party against whom enforcement of the change or amendment is sought.

         C. Payee shall not be construed for any purpose to be a partner, joint venturer, agent or associate of Co-Makers or of any lessee, operator, concessionaire or licensee of Co-Makers in the conduct of their business. Co-Makers agree to indemnify, defend, and hold Payee harmless from and against any and all damages, costs, expenses and liability that may be incurred by Payee as the result of a claim that Payee is such partner, joint venturer, agent or associate.




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

         D. If the interest provisions of this Note shall result at any time during the term of this Note in an effective rate of interest which, for any month, exceeds the limit of usury or other laws applicable to this Note, all sums in excess of those lawfully collectible as interest of the period in question shall, without further agreement or notice between or by any party hereto, be applied to principal immediately upon receipt of such monies by Payee, with the same force and effect as though Payee has specifically designated such extra sums to be so applied to principal and Payee had agreed to accept such extra payment(s) as a premium-free prepayment.

         E. Payee may at any time assign its rights in this Note or any part thereof. Co-Makers may not assign their interest in this Note either voluntarily or by operation of law without the prior written consent of Payee.


         IN WITNESS WHEREOF, the undersigned have executed this Note as of the date first above written.


MOBILITY CONCEPTS, INC.


By:
         ---------------------------------------
         Tamara Ells, a corporate officer

Dated:
         ---------------------------------------


TIMOTHY ELLS, Individual Co-maker


------------------------------------------------

Dated:
         ---------------------------------------


TAMARA ELLS, Individual Co-maker


------------------------------------------------

Dated:
         ---------------------------------------





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

STATE OF ILLINOIS     )
COUNTY OF             )

         I, a Notary Public in and for said County, in the State of Illinois, do hereby certify that Mobility Concepts, Inc., by Timothy Ells, a corporate officer, who is known to me and to be the same person whose name is subscribed to the foregoing Note, appeared before me this day in person and acknowledged that he signed and delivered the said Note by his own free and voluntary act.

SWORN AND SUBSCRIBED
to before me before this _______
day of May, 2002


---------------------------------
NOTARY PUBLIC

My Commission expires:


STATE OF ILLINOIS      )
COUNTY OF              )

         I, a Notary Public in and for said County, in the State of Illinois, do hereby certify that Timothy Ells, an individual Co-maker of the Note, who is known to me and to be the same person whose name is subscribed to the foregoing Note, appeared before me this day in person and acknowledged that he signed and delivered the said Note by his own free and voluntary act.

SWORN AND SUBSCRIBED
to before me before this _______
day of May, 2002.


---------------------------------
NOTARY PUBLIC

My Commission expires:




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

STATE OF ILLINOIS      )
COUNTY OF              )

         I, a Notary Public in and for said County, in the State of Illinois, do hereby certify that Tamara Ells, an individual Co-maker of the Note, who is known to me and to be the same person whose name is subscribed to the foregoing Note, appeared before me this day in person and acknowledged that she signed and delivered the said Note by her own free and voluntary act.

SWORN AND SUBSCRIBED
to before me before this _______
day of May, 2002.


---------------------------------
NOTARY PUBLIC

My Commission expires:



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